Exhibit 19.1

KURA SUSHI USA, INC.

POLICY REGARDING INSIDER TRADING, TIPPING AND OTHER WRONGFUL DISCLOSURES

and

GUIDELINES WITH RESPECT TO CERTAIN TRANSACTIONS IN SECURITIES OF KURA SUSHI USA, INC.

Introduction

Federal and state securities laws prohibit the purchase or sale of a public company’s securities by persons who possess material information about that company that is not generally known or available to the public. These laws also prohibit persons who possess Material Non-Public Information (as defined in Section E below) from disclosing this information to others who may trade. This Policy Regarding Insider Trading, Tipping and Other Wrongful Disclosures (this “Policy”), provides guidelines to employees, officers, directors, consultants and contractors of Kura Sushi USA, Inc., a Delaware corporation (“Kura”) and its subsidiaries with respect to transactions in securities issued by Kura and also contains restrictions on the communication of information they may learn during the course of employment with, or other services performed on behalf of, Kura or its subsidiaries.

Violations of laws relating to insider trading may be punished by criminal penalties (including prison sentences) and civil penalties. In addition, officers, directors and employees of Kura or its subsidiaries who violate this Policy shall be subject to disciplinary action, which may include termination of employment or services or result in ineligibility for future participation in any equity incentive plans. The Securities and Exchange Commission (the “SEC”), and stock exchanges use sophisticated electronic surveillance techniques to uncover insider trading. The SEC and the Department of Justice pursue insider trading violations vigorously. Cases have been successfully prosecuted against trading through foreign accounts, trading by family members and friends and trading involving only a small number of shares.

In addition, Kura Sushi, Inc. (“Kura Japan”) continues to hold a majority of the combined voting power of the Company’s outstanding Class A common stock and Class B common stock. As a result, you must also adhere to all of the policies and guidelines of Kura Japan regarding insider trading, tipping and wrongful disclosures and with respect to transactions in securities of Kura Japan. A violation by you of the policies and guidelines of Kura Japan will be considered to be a violation by you of this Policy.

Please note that other policy statements applicable to you, including those of Kura Japan, also require you to protect proprietary information and contain restrictions on unauthorized disclosure of information.

Applicability of This Policy

In this Policy, we refer to securities issued by Kura as “Covered Securities.” In addition, we use the term the “Company” when we want to refer to Kura and its subsidiaries. We sometimes refer to employees (including part-time and temporary employees), officers, directors, consultants and contractors of the Company as “Covered Persons.” This group of people, members of their immediate families, other members of their households, and Controlled Entities (as defined below) are sometimes referred to in this Policy as “insiders.”

“Controlled Entities” are defined herein as any entities that a person covered by this Policy influences or controls, including any corporations, limited liability companies, partnerships or trusts.

This Policy applies to:

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transactions in all types of Covered Securities by Covered Persons and other insiders, including transactions in common stock, preferred stock, convertible debentures and notes, options, warrants and any other securities Kura may issue from time to time; and
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transactions in derivative securities relating to Covered Securities, whether or not issued by Kura, such as exchange-traded put or call options or swaps.

Under this Policy, an insider may, from time to time, have to forego a proposed transaction in Covered Securities even if he, she or it planned to make the transaction before learning of the Material Non-Public Information and even though the insider believes he, she or it may suffer an economic loss or forego anticipated profit by refraining from trading. Please note that this Policy applies to transactions by insiders in all of the Covered Securities issued by Kura.

The principles described in this Policy also apply to Material Non-Public Information relating to other companies, including the customers and business partners of the Company, when that information is obtained in the course of employment with, or other services performed on behalf of, the Company.

Civil and criminal penalties, and termination of employment or service, may result from trading on inside information regarding the customers or business partners of the Company.

Statement of Policy

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General Policy

It is the policy of the Company to oppose the unauthorized disclosure of any non-public information acquired in the course of employment with, or other services performed on behalf of, the Company and the misuse of Material Non-Public Information in securities trading.

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Specific Policies
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Trading on Material Non-Public Information. No Covered Person, and no member of the immediate family or household or Controlled Entity of any Covered Person, shall engage in any transaction in Covered Securities, including any offer to purchase or offer to sell, during any period:
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commencing with the date that he, she or it possesses Material Non-Public Information concerning the Company; and
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ending at the close of the first Full Trading Session (defined below) following the date and time of public disclosure of that information, or at such time as such nonpublic information is no longer material.

The only exceptions to this are (a) those specified below in Section F of this Policy: (i) trading pursuant to a pre-arranged trading plan that complies with SEC Rule 10b5-1 and approved by the Compliance Officer (identified at the end of this Policy), and (ii) certain non-market transactions where Kura is the only other party to the transaction; and (b) such other exceptions as may be approved by the Compliance Officer after review and consultation with the appropriate parties as determined by the Compliance Officer in accordance with the law. As used in this Policy, the term “Full Trading Session” means the period during any day commencing when the Nasdaq Stock Market opens for pre-market trading and ending when it closes for after-market trading.

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Tipping. No Covered Person shall disclose (“tip”) Material Non-Public Information to any other person (including family members and Controlled Entities) where such information could be used by such person to profit by trading in Covered Securities or the securities of other companies to which such information relates, nor shall any Covered Person make recommendations or express opinions based on Material Non-Public Information as to trading in Covered Securities or the securities of other companies. Tipping may subject the tipper to criminal and civil penalties, even when the tipper does not profit by the prohibited disclosure.
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Pre-Clearance; Blackout Periods and Other Responsibilities

To promote compliance with applicable federal and state securities laws, the Company requires compliance with the following procedures in connection with trading in Covered Securities:

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Pre-Clearance Persons. “Pre-Clearance Persons” include: (a) all members of the Board of Directors of the Company, (b) all executive officers of the Company and (c) other specifically designated employees of the Company. The list of Pre-Clearance Persons is intended to include those individuals having regular access to Material Non-Public Information. Pre-Clearance Persons must refrain at all times from conducting transactions in Covered Securities without first complying with the “pre- clearance” process. Specifically, for each transaction in Covered Securities that a Pre-Clearance Person wishes to make, the Pre-Clearance Person must, prior to engaging in the proposed transaction:
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provide the Compliance Officer with a written request, in advance, regarding the proposed transaction, in substantially the form attached as Exhibit A hereto; and
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receive pre-clearance to engage in the proposed transaction from the Compliance Officer, in substantially the form attached as Exhibit B hereto.

Any such pre-clearance received from the Compliance Officer is valid only for one week or such lesser time period as may be prescribed at the time pre-clearance is given. To avoid the appearance of any impropriety, Pre-Clearance Persons should seek pre-clearance for any transactions conducted by their immediate family members or other members of their household, as well as any of their Controlled Entities. A pre-clearance checklist that the Compliance Officer may use to consider whether to provide pre-clearance is attached as Exhibit C hereto. Exhibits A through C may be revised at any time, as appropriate, by the Compliance Officer.

The Company may also find it necessary, from time to time, to require compliance with the pre- clearance process from certain employees, consultants and contractors other than the designated Pre- Clearance Persons. You must follow the above pre-clearance process if, for any specific period, you are directed to do so by the Compliance Officer.

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Quarterly Blackout Periods. The period directly before public disclosure and dissemination of the financial results for a quarter is a particularly sensitive period of time for transactions by Covered Persons in Covered Securities from the perspective of compliance with applicable insider trading laws. Accordingly, a specified group of Covered Persons are subject to “Quarterly Blackout Periods” and must refrain from conducting transactions in Covered Securities during the period:
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commencing on the 16th day of the last month of each fiscal quarter; and
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ending at the close of the second Full Trading Session following the date and time of public disclosure of Kura’s financial results for the particular fiscal quarter or year.

The specified group consists of: (a) all members of the Boards of Directors of the Company, (b) all employees who have a title or currently assume the responsibilities of Vice President or greater of the Company, and (c) all persons (regardless of position or title) who are employed in the Finance Department of the Company, regardless of whether they are Pre-Clearance Persons. The Compliance Officer may add additional categories of employees to the specified group at any time. The specified group’s immediate family members and other members of their household, as well as their Controlled Entities, are also subject to Quarterly Blackout Periods.

The Compliance Officer may initiate a Quarterly Blackout Period prior to the 16th day of the last month of each fiscal quarter by announcing the start date by electronic mail or other written notification to the specified group of Covered Persons.

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Special Blackout Periods. The Compliance Officer may, at any time, require that specific Covered Persons suspend trading because of developments not yet disclosed to the public. A Covered Person may be subject to a “Special Blackout Period” regardless of whether he or she does, in fact, have knowledge of the specific developments at the time the Special Blackout Period is imposed. The Compliance Officer may announce the beginning of any such Special Blackout Period by electronic mail or other written notification to the specific Covered Persons. In such event, Covered Persons so notified may not engage in any transaction in Covered Securities during such period and may not disclose to others the fact that a Special Blackout Period has been imposed.

In addition, directors and executive officers, to the extent and during the periods required by Section 306 of the Sarbanes-Oxley Act of 2002 and its implementing regulations pertaining to blackout periods applicable to 401(k) and other individual account retirement plans of Kura, if applicable, may not purchase or sell any Covered Securities or otherwise enter into a SEC Rule 10b5-1 pre-arranged trading program to do so.

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Nature of Blackout Periods. The purpose behind having the above referenced blackout periods is to help Covered Persons avoid any improper transaction or the appearance of any impropriety. However, even outside of these blackout periods, no person possessing Material Non-Public Information concerning the Company may engage in any transactions in Covered Securities for which the information is relevant until such information has been known publicly for at least one Full Trading Session. Except as otherwise provided in Section F of this Policy, trading outside of blackout periods is not exempted or excepted from regulation by enforcement authorities and must comply with all applicable laws and the other provisions of this Policy.
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Individual Responsibility. Every Covered Person has the individual responsibility to comply with this Policy and applicable law, regardless of whether a blackout period exists or whether the Company has notified that person to suspend trading, and every Covered Person is responsible for making sure that their immediate family members and other members of their household, as well as their Controlled Entities, also comply with this Policy. The guidelines set forth in this Policy are not intended to identify all possible situations relating to potential misuse of Material Non-Public Information, and appropriate judgment should be exercised in connection with any trade in Covered Securities. Remember, any enforcement authorities scrutinizing your transactions will be doing so after the fact and with the benefit of hindsight. As a practical matter, before engaging in any transaction, you should carefully consider how enforcement authorities might view the transaction. If you have any questions about the application of this Policy in general or regarding specific trading activity, you should contact the Compliance Officer.

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Post-Termination Transactions. If a Covered Person possesses Material Non-Public Information when his or her employment or services are terminated, he or she may not trade in Covered Securities until that information has become public or is no longer material.
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Other Prohibited Transactions
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Short-Term or Speculative Transactions. Kura considers it improper and inappropriate for any Covered Person to engage in short-term or speculative transactions in Covered Securities. Such activities may put the personal gain of the Covered Person in conflict with the best interests of Kura and its security holders or may create an appearance of such a conflict of interest or the appearance of use of Material Non-Public Information, any of which could negatively affect investors’ perceptions of Kura. Accordingly, it is the policy of Kura that Covered Persons not engage in any of the following transactions in Covered Securities:
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Short Sales – Short selling is the act of borrowing securities to sell with the expectation of the price dropping and the intent of buying the securities back at a lower price to replace the borrowed securities. Short sales evidence an expectation on the part of the seller that the securities sold will decline in value and may create the appearance that a Covered Person is trading while possessing Material Non- Public Information. In addition, short sales create an inherent conflict of interest with investors in Covered Securities and reduce a Covered Person’s incentive to improve the applicable public company's performance. For these reasons, short sales of Covered Securities by Covered Persons are prohibited by this Policy. In addition, Section 16(c) of the Securities Exchange Act, as amended (the “Exchange Act”), prohibits directors and executive officers from engaging in short sales;
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Hedging Transactions – Hedging transactions allow a holder to continue to own securities, but without the full risks and rewards of that ownership. As a result, hedging transactions involve potential conflicts of interest with investors in Covered Securities and may reduce (or appear to reduce) a Covered Person’s incentive to improve the applicable public company's performance. Hedging transactions may also create the appearance that a Covered Person is trading while possessing Material Non-Public Information. Accordingly, Covered Persons are prohibited from engaging in any hedging transactions with respect to Covered Securities;
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Short-Term Trading – Short-term trading of Covered Securities may create the appearance that a Covered Person is trading based on Material Non-Public Information or that a Covered Person’s attention is focused on short-term performance at the expense of long-term objectives. Accordingly, Covered Persons may not sell any Covered Securities that he or she chooses to purchase for a period of six months following such purchase; provided, however, that this prohibition does not apply to shares acquired as a result of stock option exercises or other employee benefit plan acquisitions;
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Publicly Traded Options – A transaction in publicly traded options is, in effect, a wager on the short-term movement of a company's stock. This type of transaction in a Covered Security may create the appearance that a Covered Person is trading based on Material Non-Public Information or that a Covered Person’s attention is focused on short-term performance at the expense of long-term objectives. Accordingly, transactions by Covered Persons in put options or call options (or any derivative security that has similar characteristics to those options) on an exchange or in any other organized market are prohibited by this Policy; and
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Standing and Limit Orders – Standing and limit orders (except standing and limit orders under approved Rule 10b5-1 Plans, as described below) created heightened risks for insider trading violations similar to the use of margin accounts. There is no control over the timing of purchases or sales that result from standing instructions to a broker, and as a result the broker could execute a transaction when a Covered Person is in possession of Material Non-Public Information.
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Margin Accounts and Pledges. Securities held in a margin account may be sold by the broker without the customer's consent if the customer fails to meet a margin call. Similarly, securities pledged as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Accordingly, Covered Persons are required to obtain prior written approval from the Compliance Officer before holding Covered Securities in a margin account or pledging Covered Securities as collateral for a loan.
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Definition of “Material Non-Public Information”

It is not possible to define all categories of material information. The materiality of a fact depends upon the circumstances. Generally speaking, a fact regarding Covered Securities will be considered “material” if (a) there is a substantial likelihood that a reasonable investor would consider the fact important in making a decision to buy, sell or hold Covered Securities, (b) the fact is likely to have a significant effect on the market price of Covered Securities, or (c) the disclosure of the fact is required to make other material facts regarding Covered Securities not misleading. Either positive or negative information may be material.

While it may be difficult under this standard to determine whether particular information is material, there are various categories of information that are often material, including:

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financial results;
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projections of future earnings or losses, or other earnings guidance;
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changes to previously announced earnings guidance, or the decision to suspend earnings guidance;
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news of a pending or proposed merger, acquisition or tender offer;
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news of a pending or proposed disposition of a subsidiary, significant asset(s) or business;
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news of a pending or proposed joint venture;
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impending bankruptcy or financial liquidity problems;
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significant related party transactions;
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new equity or debt offerings, or proposed repurchases of significant amounts of shares or securities;
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development of a significant new product, process, technology or service;
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pending or threatened litigation or major governmental investigations, and resolution of such litigation or investigation;
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a significant cybersecurity incident, such as a data breach;
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major changes in senior management;
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change in auditors or notification that the auditor’s report may no longer be relied upon;

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company restructuring;
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bank borrowings or other financing transactions out of the ordinary course;
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regulatory actions;
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the imposition of a Special Blackout Period for trading in Covered Securities or the securities of another company or the extension or termination of such restriction; and
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any other events regarding the Covered Securities (e.g., default on a security, call of securities for redemption, stock split, dividend decision, change in the terms of a security, or a significant increase or decrease in the amount of outstanding securities).

When in doubt, information is to be presumed “material” unless facts and circumstances support a determination of immateriality. Please contact the Compliance Officer with any questions.

“Non-Public” information is information that has not been previously disclosed to the general public and is otherwise not available to the general public. In order for information to be considered public, it must be widely disseminated in a manner making it generally available in a widely available newspaper, magazine or news website, a Regulated FD-compliant conference call, or public disclosure documents filed with the SEC that are available on the SEC’s website.

Please note that this Policy provides that Covered Persons may not trade immediately after disclosure of Material Non-Public Information – there is a waiting period to allow the public to receive and absorb the information. Unless you are notified otherwise by the Compliance Officer listed at the end of this Policy, that waiting period ends at the close of the first Full Trading Session following the date and time of public disclosure of the Material Non-Public Information. If, for example, Kura were to make an announcement on a Monday, you should not trade in Covered Securities until Wednesday. Depending on the particular circumstances, Kura may determine that a longer period should apply to the release of specific Material Non-Public Information.

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Certain Exceptions
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Certain Transactions with the Company. For purposes of this Policy, the receipt of shares, share units, restricted share units, restricted stock or other awards under any Kura equity-based incentive plan and any related stock withholding or vesting of awards under any such plan are exempt from this Policy. Likewise, the exercise of stock options under any Kura equity-based incentive plan and the purchase of shares under any Kura employee stock purchase plan are exempt from this Policy, since the other party to the transaction is the issuer itself. However, a subsequent sale in the securities markets of the shares received upon exercise of the options (including sales pursuant to a so-called “cashless exercise” arranged by your broker) or purchased under the employee stock purchase plan is subject to this Policy. Delivery of shares to Kura, where permitted under applicable equity award plans or similar arrangements, is not subject to this Policy.
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SEC Rule 10b5-1 Pre-Arranged Trading Programs. SEC Rule 10b5-1 (“Rule 10b5- 1”) protects insiders from insider trading liability for transactions under pre-arranged trading programs meeting certain requirements:

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The program must be entered into at a time that is outside of a blackout period;
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The program must be entered into at a time when the insider has no Material Non-Public Information;
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The program must do one of the following, in a manner permitted by Rule 10b5-1:

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specify the amount, date and price for the future transactions; or
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provide a written formula for determining the amount, date and price for the future transactions; or
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delegate to a third-party discretion for determining the amount, price and dates for the future transactions.
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The program provides that no trades may occur thereunder until expiration of the applicable cooling-off period specified in Rule 10b5-1(c)(ii)(B), and no trades occur until after that time. The appropriate cooling-off period will vary based on the status of the Covered Person. For directors and officers, the cooling-off period ends on the later of (x) ninety days after adoption or certain modifications of the 10b5-1 pre-arranged trading program; or (y) two business days following disclosure of the Company's financial results in a Form 10-Q or Form 10-K for the quarter in which the 10b5-1 pre- arranged trading program was adopted. For all other Covered Persons, the cooling-off period ends 30 days after the adoption or modification of the 10b5-1 pre-arranged trading program. This required cooling-off period will apply to the entry into a new 10b5-1 pre-arranged trading program and any revision or modification of a 10b5-1 pre- arranged trading program;
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The program is entered into in good faith by the Covered Person, and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1; and, if the Covered Person is a director or officer, the 10b5-1 pre-arranged trading program must include representations by the Covered Person certifying to that effect; and
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The program is the only outstanding approved 10b5-1 pre-arranged trading program entered into by the Covered Person (subject to the exceptions set out in Rule 10b5- 1(c)(ii)(D)).

Transactions in Covered Securities pursuant to the terms of a Rule 10b5-1 pre-arranged trading program, including any modification or termination of such programs, shall be exempt from the pre- clearance and blackout provisions of this Policy if that pre-arranged program has received the prior written approval of the Compliance Officer. Each pre-arranged trading program entered into by any insider who is or may be subject to pre-clearance or blackouts must receive the prior written approval of the Compliance Officer.

In order to have an SEC Rule 10b5-1 pre-arranged trading program considered by the Compliance Officer for approval, the person seeking to enter into the program should submit the program’s description and documentation to the Compliance Officer before entering into the program. Each such program must allow for the cessation of sales under the program upon notice and request by Kura to the extent Kura enters a transaction that results in the imposition of trading restrictions on the seller. In considering whether to approve particular programs, the Compliance Officer shall consider, among other things, whether the program meets the requirements of Rule 10b5-1, whether there exists Material Non-Public Information with respect to the Company, and whether arrangements are in place for complying with SEC reporting requirements. The Compliance Officer may refuse to approve any proposed pre-arranged trading program, including if he or she determines that any such program does not satisfy all applicable legal requirements. Please note that the Compliance Officer represents Kura and will be reviewing trading programs in that capacity, and not for the purpose of providing legal advice to those who enter into such programs. Accordingly, the review by the Compliance Officer is not a substitute for seeking advice from your own attorney prior to entering into such a program.

Additional Information - Directors and Executive Officers

Members of the Board of Directors and executive officers of Kura must also comply with the reporting obligations and limitations on short-swing transactions set forth in Section 16 of the Exchange Act. The practical effect of these provisions is that directors and executive officers who purchase and sell Covered Securities in certain transactions within a six-month period are required to disgorge all profits to Kura whether or not they had knowledge of any Material Non-Public Information. Under these provisions, and so long as certain other criteria are met, neither the receipt of an option under an option plan, nor the exercise of that option, nor the receipt of stock under an employee stock purchase plan will be deemed to be a purchase under Section 16; however, the sale of any such shares will be deemed to be a sale under Section 16. Moreover, no director or executive officer may ever make a short sale of Covered Securities. In addition, sales of Covered Securities by directors and executive officers may be required to be made in accordance with Rule 144 under the Securities Act of 1933, as amended.

Interpretation and Amendments

The Compliance Officer is authorized to interpret this Policy on behalf of Kura and to apply its terms to specific situations in which questions arise. The Compliance Officer is further authorized to take all such actions he or she may consider necessary or advisable to administer this Policy. The prior exercise of discretionary authority by the Compliance Officer shall not obligate him, her or any other Compliance Officer to exercise such discretionary authority in a like fashion thereafter. In addition, Kura is authorized to amend this Policy from time to time.

In the event of (a) the Compliance Officer’s absence, or (b) the Compliance Officer desires to engage in trading of the Covered Securities, the Chief Executive Officer of Kura shall be responsible for administration of this Policy and any determinations as set forth in and interpretations of this Policy shall be made instead by the Chief Executive Officer.

Inquiries

Please direct your questions as to any of the matters discussed in this Policy to the following person, who is the Compliance Officer under this Policy:

Jeffrey Uttz

Chief Financial Officer Phone: 949-773-9216

Email: j.uttz@kurausa.com

Adopted: August 5, 2019

Updated: November 1, 2023

EXHIBIT A

REQUEST FOR CLEARANCE APPROVAL TO ENGAGE IN TRADES IN SECURITIES OF KURA SUSHI USA, INC.

To:

From: ________ _____

Print Name

____________________

Signature

Date:

Time: _____ _______

Pursuant to Kura Sushi USA, Inc.’s Policy Regarding Insider Trading, Tipping and Wrongful Disclosures, I am requesting clearance for the following proposed transactions in the Company securities:

Type of Transaction (circle one): PURCHASE

SALE OTHER

Securities Involved in Transaction:

Number of shares: ____________________

Number of registered shares represented by option:

Other (please explain): _________________________________

Beneficial Ownership (if not applicable, please write “N/A”):

Name of beneficial owner if other than yourself: ____________________

Relationship of beneficial owner to yourself:

EXHIBIT B

PERMISSION TO TRADE

__________________________________ is hereby permitted to buy / sell [check one]

shares of common stock and [if applicable] shares of preferred stock of Kura Sushi USA, Inc., a Delaware corporation.

[Include the following if sales to be made pursuant to Rule 144.] [The securities must be sold in a broker’s transaction, and you may not solicit or arrange for the solicitation of an order to buy the securities you are selling, or make any payment in connection with the offer and sale to any person other than the broker who executes an order to sell the securities.]

The permission to trade will expire on the close of trading on , 20 , unless the addressee is notified that an earlier expiration will apply.

Very truly yours,

______________________________________

Signature of Compliance Officer

EXHIBIT C

INSIDER TRADING COMPLIANCE PROGRAM – PRE-CLEARANCE CHECKLIST

Person Proposing To Trade: ____________________

Proposed Trade: __________________________

Date: __________________________

Trading Window. Confirm that the trade will be made during a “Trading Window.”

Section 16 Compliance. Confirm, if the individual is an officer or director subject to Section 16, that the proposed trade will not give rise to any potential liability under Section 16 as a result of matched past (or intended future) transactions. Also, ensure that a Form 4 has been or will be completed and will be filed within two (2) business days of the trade.

Prohibited Trades. Confirm that the proposed transaction is not a short sale, put, call or other prohibited transaction.

Rule 144 Compliance. To the extent applicable, confirm that:

 Current public information requirement has been met.

 Shares are not restricted or, if restricted, the holding period has been met.

 Volume limitations are not exceeded (confirm the individual is not part of an aggregated group).

 The manner of sale requirements have been met.

Rule 10b-5 Concerns. Confirm that:

 The individual has been reminded that trading is prohibited when in possession of any Material Non-Public Information (as defined in the Company’s Policy Regarding Insider Trading, Tipping and Wrongful Disclosures) regarding the Company that has not been adequately disclosed to the public.

 The Compliance Officer has discussed with the insider any information known to the individual or the Compliance Officer which might be considered Material Non-Public Information, so that the individual has made an informed judgment as to the presence of Material Non-Public Information.

__________________________________________________

Signature of Compliance Officer